UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 19, 2014 to consider and vote on (1) election of directors, (2) ratification of the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2014, and (3) to advise us whether stockholders approve the compensation of our named executive officers.

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 28,528,632 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

1. Election of Directors.  The stockholders elected the following nine directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Carl Spana, Ph.D.	5,088,897	121,348	23,318,387
John K.A. Prendergast, Ph.D.	5,134,671	75,574	23,318,387
Perry B. Molinoff, M.D.	5,146,259	63,986	23,318,387
Robert K. deVeer, Jr.	5,132,816	77,429	23,318,387
Zola P. Horovitz, Ph.D.	5,144,327	65,918	23,318,387
Robert I. Taber, Ph.D.	5,136,583	73,662	23,318,387
J. Stanley Hull	5,138,261	71,984	23,318,387
Alan W. Dunton, M.D.	5,137,913	72,332	23,318,387
Angela Rossetti	5,129,380	80,865	23,318,387

2. Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, by the votes set forth below:

For	Against	Abstain
27,865,012	333,497	330,123

3.           Say-on-Pay.  The stockholders voted to advise us that they approve the compensation of our named executive officers by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
4,543,080	470,207	196,958	23,318,387

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 20, 2014	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

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